Second Quarter 2023 Investor Briefing Second Quarter 2023 Investor Briefing August 23, 2023

Second Quarter 2023 Investor Briefing Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” and “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission on August 10, 2023, and “Item 1A – RISK FACTORS” in our Annual Report on Form 10- K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 27, 2023. This electronic presentation is provided as of August 23, 2023. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Second Quarter 2023 Investor Briefing ‣ Vogtle 3 & 4 Update ‣ Operations Update ‣ Financial and Liquidity Update Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Mike Smith President and Chief Executive Officer 3 David Sorrick Executive Vice President and Chief Operating Officer

Second Quarter 2023 Investor Briefing Plant Vogtle Unit 3 4 Vogtle Unit 3 COD – July 31, 2023

Second Quarter 2023 Investor Briefing 5 ‣ Successfully completed hot functional testing on May 1, 2023. ‣ The Nuclear Regulatory Commission staff issued the 10 CFR 52.103(g) finding on July 28, allowing the unit to load fuel and begin operation. ‣ Loading of nuclear fuel into the reactor vessel officially began on August 17, 2023. ‣ Projected commercial operation date by March 2024. Plant Vogtle Unit 4

Second Quarter 2023 Investor Briefing Vogtle 3&4 – Freeze Option 6 ‣ On June 17, 2022 we notified Georgia Power of our election to exercise the tender option and cap our capital costs in exchange for a proportionate reduction of our 30% interest in the two new units. (The City of Dalton exercised its tender option on July 26, 2022.) ‣ Based on the current project budget, our schedule assumptions, and our interpretation of the Global Amendments, we expect to transfer approximately 55 MW out of 660 MW to Georgia Power. ‣ Our resulting ownership share will decline from 30% to approximately 27.5%. ‣ We estimate that we will avoid incurring approximately $535 million in construction costs and $20 million in interest during construction and other costs associated with the project. ‣ If the total project costs exceed our current budget, our ownership share and MW would be further reduced. ‣ We and MEAG each filed lawsuits against Georgia Power to enforce the terms of the Global Amendments. MEAG settled its claims in September 2022. Oglethorpe’s lawsuit is pending in the Superior Court of Fulton County (Business Case Division). The City of Dalton intervened in Oglethorpe’s case and echoed Oglethorpe’s claims against Georgia Power. • Georgia Power’s answer to Oglethorpe’s lawsuit included a counterclaim asserting Georgia Power’s view of the Global Amendments.

Second Quarter 2023 Investor Briefing Vogtle 3&4 – Project Budget 7 ‣ Oglethorpe’s current budget for its interest in Vogtle 3&4 is $8.115 billion. This budget reflects our June 17, 2022 exercise of the tender option per the Global Amendments to the Joint Ownership Agreements. ‣ This budget is based on commercial operation date of March 2024 for Unit 4. Any schedule extension beyond this in-service date would increase our financing costs by approximately $10-$15 million per month. ‣ Based on the current project budget and schedule and our interpretation of the Global Amendments, we would transfer approximately 55 megawatts, out of 660 megawatts, to Georgia Power. Our resulting ownership share would decline from 30% to approximately 27.5%. (in millions) Project Budget (Tender) Actual Costs June 30, 2023 Construction Costs (a) $6,559 $6,393 Freeze Capital Credit (b) (532) - Financing Costs 2,038 1,925 Subtotal $8,065 $8,318 (c) Deferred Training Costs 47 47 Total Project Costs before Contingency $8,112 $8,365 Oglethorpe-Level Contingency $3 $ - Totals $8,115 $8,365 (a) Construction costs are net of $1.1 billion Oglethorpe received from Toshiba Corporation under a Guarantee Settlement Agreement and $99 million in cost sharing benefits associated with the Global Amendments to the Joint Ownership Agreements. (b) Oglethorpe exercised the tender option to cap our capital costs at the EAC in VCM 19 plus $2.1 billion, the freeze tender threshold. The freeze capital credit reflects our share of budgeted amounts that exceed this threshold. (c) At June 30, approximately $300 million relates to costs that exceed the tender option threshold that is the subject of litigation between us and Georgia Power.

Second Quarter 2023 Investor Briefing $14,000.00 $15,000.00 $16,000.00 $17,000.00 $18,000.00 $19,000.00 $20,000.00 $21,000.00 $ m ill io ns Actual Project Spending Forecasted Project Spending VCM 19 Baseline - $17.1 B - Max $44 M in potential savings to OPC - Max $55 M in potential savings to OPC Band 2 - ($800 M) Band 3 - ($800 M) Band 4 - ($500 M) No change to Cost sharing (45.7/30.0/22.7/1.6) (55.7/24.5/18.5/1.3) (65.7/19.0/14.3/1.0) (GPC/OPC/MEAG/Dalton) Crossed into cost sharing in March 2022 Crossed “freeze option” band in Q4 2022. U3 COD Co-Owner Cost Sharing Agreement – Projected Timing of Triggers 8 Notes: Amounts shown represent 100% ownership Vogtle 3&4 shareable capital project budget. Exercised Freeze Option Time Now …. $0.00

Second Quarter 2023 Investor Briefing Vogtle 3&4 Impact on Power Costs 9 • Following the Vogtle unit 3 commercial operation date (COD) of July 31, 2023, Oglethorpe will now begin to monetize its eligible Nuclear Production Tax Credits (NPTC) monthly at 98% of the nominal value with Georgia Power in accordance with the Global Amendments. Vogtle 3 is eligible for NPTCs for eight years following its COD. The resulting income will reduce the overall Vogtle unit 3 costs during this time. Vogtle unit 4 will be handled similarly. • Vogtle 3&4 is projected to impact Oglethorpe’s wholesale costs by approximately 11% in 2025, the first full year both units are in service. • This impact is expected to be dampened at the Member retail level, as Oglethorpe only supplies approximately two-thirds of Members’ energy needs. The average impact of Vogtle 3&4 on Member retail rates is projected to be approximately 5%. 0 2 4 6 8 10 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 ce nt s/ kW h Total Power Costs (energy & capacity costs) Total Base Power Costs Total Power Costs net Production Tax Credits Total Power Costs net Production Tax Credits & Rate Management

Second Quarter 2023 Investor Briefing 51%35% 9% 1% 4% 54% 33% 8% 1% 4% Oglethorpe’s Diversified Power Supply Portfolio Notes: Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. Plant Wansley was retired August 2022. Capacity includes Washington County acquired December 2022, which is under a tolling agreement with Georgia Power through May 31, 2024. 2023 Capacity (MW) 8,531 MW 10 2023 Energy (MWh) (July 2022 – June 2023) Member and Non-Member Sales 30 Million MWh Member Sales 29 Million MWh 60%18% 12% 10% (f/k/a Effingham)

Second Quarter 2023 Investor Briefing Second Quarter Capacity Factor Comparison Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 11 0% 25% 50% 75% 100% Hatch Vogtle 1&2 Scherer Chatt TASmith BCSmith Doyle Hawk Road Hartwell Talbot Baconton Rocky Mountain 2022 2023

Second Quarter 2023 Investor Briefing 2017 2018 2019 2020 2021 2022 2023 (Millions MWh) - 2,000 4,000 6,000 8,000 10,000 12,000 2017 2018 2019 2020 2021 2022 2023 Winter Peak Summer Peak Members’ Historical Load 12 Member Demand Requirements Member Energy Requirements Percent Change (MW) Percent Change in Overall Peak Highest Overall/Winter Peak (2022) = 10,810 MW Highest Summer Peak (2022) = 10,018 MW Summer Peak (2023 YTD) = 9,880 MW (Preliminary) Winter Peak (2023 YTD) = 7,933 MW -5.2% 3.5% 16.4% -4.5% 6.0% 1.6% 7.0% 0.5% -0.8% -0.1% Projected 2023 YTD as of August 22 -2.0% 1.3% 6.2% -6.8% Winter YTD Summer Projected 2017 2018 2019 2020 2021 2022 2023 Days ≥ 90o 38 65 90 38 21 44 43 Days ≥ 95o 0 2 33 3 0 8 12 Days ≥ 100o 0 0 0 0 0 0 0 Low ≤ 25o 3 10 3 5 2 4 0

Oglethorpe's Generation and Power Supply Resources

Resource	# Units	Fuel Type	Oglethorpe Ownership Share	Operator	2023 Summer Planning Reserve Capacity (MW)	2022 Average Capacity Factor
Oglethorpe Owned:						
Plant Hatch	2	Nuclear	30%	Southern Nuclear	527	94.5
Plant Vogtle Units 1&2	2	Nuclear	30%	Southern Nuclear	689	96.8
Plant Vogtle Unit 3 [(a)]	1	Nuclear	30%	Southern Nuclear	335	N/A
Plant Scherer	2	Coal	60%	Georgia Power	1,030	26.5
Plant Wansley [(b)]	-	Coal	30%	Georgia Power	-	15.7
Bobby C. Smith Jr. Energy Facility	1	Gas- CC	100%	Oglethorpe	500	55.5
Chattahoochee Energy Facility	1	Gas- CC	100%	Oglethorpe	466	59.4
Thomas A. Smith Energy Facility	2	Gas- CC	100%	Oglethorpe	1,317	69.5
Baconton Power[(c)]	1	Gas/Oil – CT	100%	PIC	47	N/A
Doyle Generating Plant	5	Gas – CT	100%	Oglethorpe	283	5.5
Hartwell Energy Facility	2	Gas/Oil – CT	100%	Oglethorpe	306	10
Hawk Road Energy Facility	3	Gas – CT	100%	Oglethorpe	487	11.9
Talbot Energy Facility	6	Gas/Oil – CT	100%	Oglethorpe	682	9.8
Washington County[(d)]	2	Gas – CT	100%	Cogentrix Energy	313	N/A
Rocky Mountain Pumped Storage Hydro	3	Hydro	74.61%	Oglethorpe	817	16.3
Subtotal	33				7,799	
Member Owned/Oglethorpe Operated:						
Smarr / Sewell Creek	6	Gas - CTs	-	Oglethorpe	733	
Member Contracted/Oglethorpe Scheduled:						
Southeastern Power Administration (SEPA) [(e)]	-	Hydro	-		514	-
Grand Total	39				9,046	

(a) Based on the current project budget and schedule and our interpretation of the Global Amendments Oglethorpe would transfer ~55 MW, out of 660 MW combined total of both Unit 3 and Unit 4 to Georgia Power at the completion of both units. Our resulting ownership share would decline from 30% to approximately 27.5%.

(b) Plant Wansley was retired in August 2022.

(c) Baconton Power acquired May 2023.

(d) Washington County acquired December 2022, Output is being sold off-system under a tolling agreement with Georgia Power through May 31, 2024.

(e) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. Members' total allocation is 569 MW, of which Oglethorpe schedules 514 MW.

Second Quarter 2023 Investor Briefing

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Second Quarter 2023 Investor Briefing Comments on EPA’s Proposed Rule to Regulate Power Sector CO2 Emissions ‣ OPC filed comments on August 8, 2023, addressing the following areas: • Legal Concerns - Hydrogen co-firing and carbon capture and storage (CCS) are not adequately demonstrated technologies. - EPA relies on conjecture and speculation in determining the best system of emission reduction (BSER). - EPA’s proposal violates the major questions doctrine by seeking to regulate beyond its statutory authority. • Reliability Concerns - Emphasized FERC and NERC statements about reliability risks related to pace of change; retirement of dispatchable resources like coal and gas; reliance on intermittent resources like wind and solar; and extreme weather. • Technical Concerns - EPA failed to adequately assess the impact of its proposal on grid reliability. - EPA’s modeling assumptions underestimate the cost and feasibility of CCS, the use of “green” hydrogen, and natural gas co-firing, leading to unrealistic projections about the costs and benefits of the proposal. - EPA does not allow sufficient time or flexibility for states to implement the proposal for existing sources. ‣ A final rule is expected by Spring 2024. 14

Second Quarter 2023 Investor Briefing Baconton Unit 5 Acquisition 15 ‣ Acquired May 25, 2023 ‣ 47 MW Combustion Turbine ‣ Price: $16.7 Million ($355/kW) ‣ Owner: Baconton Power, LLC ‣ Operator: PIC ‣ Number of units: 1 of 4 ‣ Commercial Operation Date: 2000 ‣ Some Members are not expected to need the power until 2026 ‣ Dual fuel already in place ‣ Funding the acquisition on an interim basis with available liquidity including commercial paper and credit facility borrowings. ‣ Oglethorpe submitted an RUS loan request to permanently finance the acquisition.

Second Quarter 2023 Investor Briefing Pending Acquisition – Walton County CTs 16 ‣ Owner: Carlyle Group ‣ Current Operator: Cogentrix ‣ Capacity: 465 MW ‣ Manufacturer: Siemens V84.3A(2) ‣ Number of Units: 3 ‣ Commercial Operation Date: 2001 ‣ Remaining Expected Useful Life: ~35 Years* ‣ Under tolling agreement with GPC through May 2024 ‣ Signed purchase agreement on August 22, 2023. ‣ Closing planned for June 2024 ‣ Plan to seek RUS financing for this asset * Includes lifetime extension work in 2031

Second Quarter 2023 Investor Briefing Member Requirements Supplied by Oglethorpe 17 97% 95% 85% 92% 92% 67% 63% 61% 62% 55% 56% 52% 57% 51% 52% 48% 64% 63% 57% 58% 57% 62% 61% 61% 63% 64% 67% 0 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 20 24 20 25 20 26 G W h Actual Oglethorpe Supplied Supplied by Smarr, Sewell, and SEPA Supplied by Green Power EMC Actual Total Member Load Projected Oglethorpe Supplied Projected Total Member Load Oglethorpe will supply about two-thirds of the Members’ aggregate energy requirements when Vogtle 3&4 come online. 2025: First full year of Vogtle 3&4 generation 2026: BC Smith, Baconton, and Washington units resource fully utilized for Member load; Walton CT units will be fully utilized a couple years later 2028.

Income Statement Excerpts

OglethorpePower

($ in thousands)	Six Months Ended June 30, 2023	2022	6/30/2023-6/30/2022 % Change	Year Ended December 31, 2022	2021	2020
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$476,227	$485,132	-1.8%	$984,036	$946,662	$971,071
Sales to Members - Energy	276,922	411,099	-32.6%	990,647	610,447	405,939
Total Sales to Members	$753,149	$896,231	-16.0%	$1,974,683	$1,557,109	$1,377,010
Sales to non-Members	25,693	57,339	-55.2%	155,454	47,754	608
Operating Expenses:	671,849	841,456	-20.2%	1,936,086	1,410,482	1,159,909
Other Income	40,159	30,797	30.4%	72,244	71,254	50,695
Net Interest Charges	104,328	102,764	1.5%	204,591	207,854	212,509
Net Margin	$42,824	$40,147	6.7%	$61,704	$57,781	$55,895
Margins for Interest Ratio[(a)]	1.14	1.14		1.14	1.14	1.14
Sales to Members						
Energy Cost (cents/kWh)	2.16	3.48	-37.8%	3.86	2.47	1.83
Average Power Cost (cents/kWh)	5.89	7.59	-22.4%	7.70	6.30	6.21
Sales to Members (MWh)	12,795,892	11,809,271	8.4%	25,634,984	24,727,585	22,187,311

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture, and the 2023 budget also includes a 1.14 Margins for Interest ratio. Oglethorpe's Board of Directors will continue to evaluate margin coverage throughout the Vogtle construction period and may chose to further increase, or decrease, the Margins for Interest ratio in the future, although not below 1.10.

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Second Quarter 2023 Investor Briefing Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has a covenant in three credit agreements that currently requires a minimum total patronage capital of $750 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. 19 June 30, December 31, ($ in thousands) 2023 2022 2021 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $4,460,220 $4,385,770 $4,602,668 CWIP 8,057,892 7,716,035 6,779,392 Nuclear Fuel 397,574 388,303 375,267 Total Electric Plant $12,915,686 $12,490,108 $11,757,327 Total Investments and Funds 1,367,959 1,321,693 1,552,808 Total Current Assets 1,088,844 1,330,889 1,308,050 Total Deferred Charges 1,256,413 1,346,680 1,088,841 Total Assets $16,628,902 $16,489,370 $15,707,026 Capitalization: Patronage Capital and Membership Fees $1,234,951 $1,192,127 $1,130,423 Long-term Debt and Finance Leases 11,399,038 11,565,450 10,590,784 Other 30,713 30,201 27,701 Total Capitalization $12,664,702 $12,787,778 $11,748,908 Total Current Liabilities 1,719,452 1,495,293 1,718,008 Total Deferred Credits and Other Liabilities 2,244,748 2,206,299 2,240,110 Total Equity and Liabilities $16,628,902 $16,489,370 $15,707,026 Total Capitalization $12,664,702 $12,787,778 $11,748,908 Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt 111,873 114,142 111,908 Plus: Long-term Debt and Finance Leases due within one year 315,213 322,102 281,238 Total Long-Term Debt and Equities $13,091,788 $13,224,022 $12,142,054 Equity Ratio(a) 9.4% 9.0% 9.3%

Second Quarter 2023 Investor Briefing Total amount outstanding under all RUS Guaranteed Loans is $2.7 billion, with an average interest rate of 3.383% RUS Guaranteed Loans(a) (a) RUS-guaranteed loans are funded through Federal Financing Bank and made at comparable Treasury plus 0.125%. (b) New loan applications were submitted in May 2023 for the acquisition of the Washington and Baconton facilities and for general capital improvements across various plants. 20 RUS Loan Summary as of July 31, 2023 Purpose/Use of Proceeds Approved Advanced Remaining Amount Approved Loans(b) General & Environmental Improvements $630,342,000 $423,880,692 $206,461,308 Effingham Acquisition $234,681,000 $234,681,000 $0 $865,023,000 $658,561,692 $206,461,308

Second Quarter 2023 Investor Briefing DOE Loan Summary as of July 31, 2023 ‣ Oglethorpe has fully advanced $4.6 billion of eligible project costs related to Vogtle 3&4 pursuant to loan agreements with DOE funded through the Federal Financing Bank. ‣ Oglethorpe began principal repayments of its DOE-guaranteed loans in February 2020, in accordance with the promissory notes. We expect to repay a total of approximately $486 million in principal by March 2024 and plan to refinance this with taxable bonds. To date, we have repaid $393.6 million under these loans. 21 DOE Guaranteed Loans for Vogtle 3&4 Loan Agreement Advanced Repaid Outstanding 2014 Loan $3,013,348,382 $256,114,877 $2,757,233,505 2019 Loan 1,619,679,706 $137,462,217 1,482,217,489 $4,633,028,088 $393,577,094 $4,239,450,994 Average interest rate on the outstanding balance under these loans is 2.936%.

Second Quarter 2023 Investor Briefing Vogtle 3&4 - Financing Plan 22 ‣ To date, approximately $7.6 billion in long-term debt has been issued to finance Vogtle 3&4. ‣ $509 million of the remaining costs will be financed with First Mortgage Bonds in the capital markets and $486 million of outstanding DOE debt which is maturing before April 2024 will be refinanced in the capital markets. (a) These amounts are based on the project budget of $8.115 billion. Issuance amount would be increased for expenditures in excess of the $8.115 billion projected cost, if any. (b) Oglethorpe has a rate management program that is voluntary for Members. This program allows it to expense and recover interest costs on a current basis that would otherwise be deferred or capitalized and financed through the issuance of long-term debt. Weighted average interest rate on Vogtle 3&4 financing is ~3.7%. Capital Markets to Date, $2.84 Billion DOE Issuance (Completed), $4,633 mm Future Capital Markets, $509 mm (a) Expensed IDC, $136 mm (b) - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 $ M illi on s DOE Debt Maturing before Vogtle 4 In-Service Date to be Refinanced in the Capital Markets, $486 mm

Second Quarter 2023 Investor Briefing Extension of Wholesale Power Contract 23 ‣ Oglethorpe’s current wholesale power contract terminates in 2050. ‣ With Vogtle 3 now in service and Vogtle 4 coming on-line in 2024, the 60-80 year life of these units has prompted us to begin discussing extending the term of the contract with our Members. ‣ Oglethorpe will want to take advantage of long-term financing. Debt maturities do not currently go beyond 2050, the current term of the contract, and this is already shorter than 30 years. ‣ The last time Oglethorpe extended the contract was in 2005 when the termination moved from 2025 to 2050. ‣ A preliminary placeholder for discussion is an extension to 2085. ‣ A contract extension will require approval of all Members. ‣ If the contracts aren’t extended, Oglethorpe will need to recover all of a Member’s obligations over the remaining contract term which could result in accelerated expenses and rate increases. ‣ Completion of this process is targeted for year-end 2023.

Second Quarter 2023 Investor Briefing $0 $500 $1,000 $1,500 $2,000 Q 1 20 20 Q 2 20 20 Q 3 20 20 Q 4 20 20 Q 1 20 21 Q 2 20 21 Q 3 20 21 Q 4 20 21 Q 1 20 22 Q 2 20 22 Q 3 20 22 Q 4 20 22 Q 1 20 23 Q 2 20 23 Q 3 20 23 Q 4 20 23 Q 1 20 24 Q 2 20 24 Q 3 20 24 Q 4 20 24 20 43 $ M ill io ns Oglethorpe’s Bank Credit Facilities Time Now (a) The secured term loan amount is $250 million, however, any outstanding advances under the CFC $110 million unsecured line of credit reduce the amount that can be borrowed under the term loan; therefore we show only $140 million of the secured term loan as being available. (b) Oglethorpe expects to pursue the renewal of the CFC credit facilities when they expire in December, 2023, subject to completion of a liquidity needs assessment this year. Optional Term-Out of $250mm Secured Bilateral with 2043 Maturity NRUCFC 235$ CoBank 150$ MUFG 125$ Bank of America 100$ Mizuho Bank 100$ Regions Bank 100$ Royal Bank of Canada 100$ Truist Bank 100$ Fifth Third Bank 50$ Goldman Sachs Bank 50$ J.P. Morgan 50$ U.S. Bank 50$ $1.21B Syndicated Revolver / CP Backup $110mm CFC Unsecured Bilateral (b) $363mm JPMorgan Bilateral 24 $140mm CFC Incremental Secured Bilateral (a) (b) $350mm JPMorgan Bilateral

Second Quarter 2023 Investor Briefing Recent and Upcoming Financial Activity Completed in Q1 2023 February Remarketing of $100 million Burke Series 2017F Pollution Control Bonds Upcoming in 2023 Q4 ~$500 million first mortgage bond issuance for Vogtle 3&4 Renewal of CFC credit facilities (subject to completion of a liquidity needs assessment this year) 25

Second Quarter 2023 Investor Briefing $1,810 $1,137 $673 $368 $1,040 $0 $500 $1,000 $1,500 $2,000 Total Credit Facilities Less Borrowings Available Credit Facilities Capacity Cash Total Liquidity $ M ill io ns Oglethorpe’s Available Liquidity As of August 15, 2023 Borrowings Detail $3 million – Outstanding Letters of Credit for Operational Needs $34 million – CP for Vogtle Hedging $470 million – CP for Vogtle DOE Loan Principal and Interest Payments $110 million – CP for Washington and Baconton Acquisition Interim Financing $520 million – CP for Vogtle Interim Financing • Represents 287 days of liquidity on hand. 26

Second Quarter 2023 Investor Briefing $1,210 $ 1,210 $1,810 $1,810 $0 $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 Ja n Fe b M ar A pr M ay Ju n Ju l A ug S ep O ct N ov D ec B or ro w in gs ( M il) Cash Borrowings Ca sh B al an ce s (M il) $(300) $(100) $100 $300 $500 DOE RUS Taxable - $38 - $25 $500 ($147) ($166) ($ Millions) Actual Issuance Forecasted Issuance Actual Repayment Forecasted Repayment Vogtle 3&4 Interest Rate Hedging - CP, $34 DOE - Vogtle 3&4 P&I - CP, $469 Washington Acquisition & Deferral - CP, $94 Baconton Acquisition & Deferral - CP, $17 Vogtle 3 & 4 Interim Financing - CP, $481 Net Margin Liquidity Wholesale Power CostInterim CP Financing Balance Sheet Electric Plant Average Cost of Funds: 5.59% (dollars in millions) Secured LT Debt (7.31.23): $11.8 billion Weighted Average Cost: 3.80% 2023 July 31, 2023 2023 Cost of Power Sales to Members (excluding Rate Management Program). Additional Member Collections for Expensing of IDC Rate Management Program. 2023 2023 Secured Long Term Debt 27 1.14 MFI ratio 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 Budget YTD Actual YTD 7.29 5.84 7.35 5.89 ¢/ kW h $- $20 $40 $60 $80 $100 Ja n Fe b M ar Ap r M ay Ju n Ju l Au g Se p Oc t No v De c M illi on s Actual Budget $0 $2 $4 $6 $8 $10 $12 $14 YE 2022 6/30/2023 $4.39 $4.46 $0.39 $0.40 $7.72 $8.06 (B illi on s) Construction Work in Progress Nuclear Fuel Electric Plant in Service Total Assets ($ Millions) $16,629$16,489 Actual Forecast

Second Quarter 2023 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s ESG Report along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. • Member information is generally filed as an exhibit to Form 10-Q for the first quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website. Note: 2022 Member information was filed in an exhibit to Form 10-Q for the second quarter of this year.) • For additional information please contact: Additional Information 28 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Blair Romero Director, Corporate Communications blair.romero@opc.com 770-270-7290